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                                                                   EXHIBIT 10.48

                          IDENIX PHARMACEUTICALS, INC.

                              Relocation Adjustment

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Employment agreements between Idenix and each of David Arkowitz and Guy
Macdonald include relocation provisions - such provisions currently provide for:

      - Reimbursement of reasonable moving and relocation expenses (not to exceed $25,000)

      - Reimbursement of real estate commissions (not to exceed 6%) and conveyancing fees

      -     Two househunting trips for family

      - Temporary housing - for period of 90 days after employment commencement

      - Amounts required to gross up such payments to offset additional income tax liabilities

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Amendment:

      (a) increases reimbursement for moving and relocation expenses from $25,000 to (i) $85,000 for David Arkowitz; and (ii) $75,000 for Guy Macdonald; and

      (b) covers commutation to and from principal residences in New Jersey/Pennsylvania respectively and Idenix offices prior to relocation of principal residence to Cambridge, Massachusetts

Other terms of relocation provision remain in effect without change.

Gross up for additional tax liabilities is applicable - aggregate grossed up amount (including benefit payment) is estimated to be a maximum of $145,000 for David Arkowitz and $129,000 for Guy Macdonald(1)

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(1)   Exact amount to be computed after assessment of deductible expenses and appropriate tax rate is determined.